Exhibit 99.1
Greenlane Reports Preliminary Third Quarter 2021 Financial Data
Company to Host Third Quarter 2021 Conference Call and Webcast on November 16, 2021 at 8:30 a.m. Eastern Time
BOCA RATON, Fla., November 3, 2021 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today announced preliminary financial data for its third quarter ended September 30, 2021, which reflects approximately one month of combined operations following the successful merger of Greenlane and KushCo Holdings, Inc. (“KushCo”), which was completed on August 31, 2021.

Preliminary Estimated and Unaudited Third Quarter 2021 Financial and Other Data:

On a preliminary (unaudited) basis, the Company anticipates:
•Net sales of between approximately $40 million and $41 million
•GAAP Gross margin of between approximately (2)% to 0%
•Adjusted Gross margin of between approximately 19% to 21%
•Total cash balance of approximately $13 million

Margin
GAAP Gross profit	$(1) million to $0 million	(2)% to 0%
Inventory Rationalization[1]	$9 million
Adjusted Gross profit	$8 million to $9 million	19% to 21%

_________
1.Represents charges relating to one-time inventory rationalization adjustments implemented in connection with the closing of the merger with KushCo Holdings, Inc. Amount is currently under review and represents management’s current estimate. The final inventory rationalization adjustment for the quarter ended September 30, 2021, has not been determined as of the date hereof and is subject to change as a result of, among other things, the completion of our financial closing procedures and the preparation of our financial statements for the quarter ended September 30, 2021.  The information presented herein should not be considered a substitute for the financial information we will file with the Securities and Exchange Commission in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 once it becomes available.

Management Commentary

“As we shared when announcing our merger with KushCo, we identified a small part of the legacy Greenlane business that competed with KushCo’s packaging business,” said Nick Kovacevich, CEO of Greenlane Holdings. “A significant portion of our rationalization work post-merger has been to eliminate the redundancies between those two units and to write off certain items that are not selling as efficiently. We’re paying close attention to items generating robust cash-to-cash cycles, taking out the lower-margin items that require us to invest significant working capital and instead reallocating those resources to higher-margin goods. This has resulted in us tightening up our SKU count and being more judicious with our working capital, while also generating cash in a non-dilutive way by selling inventory that can fund our organic and inorganic growth initiatives. We believe this initiative will set us up to have a stronger balance sheet that is more flexible to meet the demands of an evolving global supply chain that has been strained in recent months with global container shortages, COVID-19 challenges and restrictions, and higher freight costs.”

Third Quarter 2021 Conference Call Details:

Greenlane management will host a scheduled conference call and webcast on Tuesday, November 16 at 8:30 a.m. Eastern time to discuss the results for its third quarter ended September 30, 2021, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website. The Company will report its financial results for the third quarter after market close on Monday, November 15th, 2021.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Tuesday, November 16th, 2021
TIME:	8:30 a.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	(888) 506-0062 (Toll-Free) (973) 528-0011 (International)
CONFERENCE ID:	714372
REPLAY:	(877) 481-4010 or (919) 882-2331 Replay Passcode: 43437 Available until November 30th, 2021
If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com or 714-539-7653.

To be added to the Company’s distribution list, please email ir@greenlane.com with “Greenlane” in the subject line.

Greenlane’s estimated and unaudited consolidated financial data presented above are preliminary and were prepared by management in good faith based upon internal reporting for the three months ended September 30, 2021. Although Greenlane has not identified any unusual or unique events or trends that occurred during the period which might materially affect these estimates, actual results may still be outside of the ranges provided. Greenlane’s independent registered public accounting firm, Marcum LLP, has not audited, reviewed, compiled or performed any procedures on this preliminary financial data. You should not place undue reliance on this preliminary and estimated financial information and should view this information in the context of Greenlane’s third quarter 2021 results when such results are disclosed in Greenlane’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021.

Forward Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company’s business; the impacts of acquisitions and other similar transactions; and the Company’s financial outlook and expectations. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and the Company's other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Adjusted Gross Margin

Adjusted gross margin is a supplemental non-GAAP financial measure, which the Company calculates as total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for certain non-recurring, non-cash items to the extent such items relate to cost of revenues, including charges relating to the Company’s inventory rationalization initiatives. The Company uses Adjusted gross margin as a supplemental performance measure because it believes that Adjusted gross margin is beneficial to investors for purpose of measuring the Company’s operational performance, exclusive of certain non-recurring non-cash items that are not expected to be incurred in future periods. Specifically, in excluding charges relating to the Company’s inventory rationalization initiatives, which the Company does not believe are indicative of the Company’s operating performance, Adjusted gross margin provides a performance measure that, when compared period-over-period, more accurately reflects the Company’s operational performance. Adjusted gross margin should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of Adjusted gross margin may differ from similarly titled measures used by other companies.

About Greenlane Holdings, Inc.

Greenlane Holdings, Inc. (Nasdaq: GNLN) is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products to smoke shops, dispensaries, and specialty retail stores, as well as direct to consumer through its online e-commerce platforms, Vapor.com, Higherstandards.com, Aerospaced.com, Haringglass.com, Eycemolds.com, Canada.Vapor.com, Vaposhop.com, and Puffitup.com. Founded in 2005, Greenlane serves more than 8,000 retail locations and has over 275 employees with operations in United States, Canada, and Europe. With a strong global footprint, Greenlane has been the partner of choice for many of the industry's leading brands, who chose to leverage its strong distribution platform, unparalleled customer service, and highly efficient operations and logistics to accelerate their growth. Greenlane's curated portfolio of owned brands includes EYCE, packaging innovator Pollen Gear™, VIBES™ rolling papers, Marley Natural™ Accessories; K.Haring Glass Collection, Aerospaced grinders, and Higher Standards which offers both an upscale product line as well as an innovative retail experiences with flagship stores located in Chelsea Market, New York and Malibu, California.
For additional information, please visit: https://gnln.com/.
Investor Contact
Najim Mostamand, CFA

Director of Investor Relations
714-539-7653
ir@greenlane.com

Media Contact
Mark Sinclair
Account Director, MATTIO Communications
Greenlane@mattio.com

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